UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 18, 2010

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code     (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

As previously disclosed, LSB Industries, Inc.’s (the “Company”) subsidiary operating in Pryor, Oklahoma (“Pryor Facility”) began limited production of anhydrous ammonia in January 2010 and began limited production of urea ammonium nitrate (“UAN”) in March 2010.  Due to a fire on June 18, 2010 in its ammonia plant’s reformer, the Pryor Facility is unable to produce anhydrous ammonia or UAN.  The fire was immediately extinguished, and there was no environmental release as result of the fire.  Also, the Company is not aware of any injuries resulting from the fire.  The Company is determining the extent of the damages, and based upon its current assessment, anticipates that due to lead times for replacement parts, the repairs will be completed in approximately 90 days.  The Company has notified its insurer of this event.  The Company’s insurance policy, which provides replacement cost coverage, has a $1 million deductible for property damage.  The Company’s business interruption insurance covering certain lost profits and extra expense has a 30 day waiting period with $250,000 deductible.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995.  These forward-looking statements generally are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects”, “appears” or similar expressions, and such forward-looking statements include, but are not limited to, “based on its current assessment, anticipates that due to lead times for replacement parts the repairs will be completed in approximately 90 days”. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from the forward-looking statements as a result of various factors, including, but not limited to, general economic conditions; weather conditions, equipment failure, obtaining replacement parts other interruptions in production, cash-flow requirements, and certain other factors set forth under “A Special Note Regarding Forward-Looking Statements” contained in the Form 10-K for year ended December 31, 2009 and quarterly report on Form 10-Q for quarter ended March 31, 2010, for a discussion of a variety of additional factors which could cause the future outcome to differ materially from the forward-looking statements contained in this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 24, 2010

LSB INDUSTRIES, INC.

By: /s/Tony M. Shelby
Name:  Tony M. Shelby
Title:     Executive Vice President and\
Chief Financial Officer